4/1/2021 To Sarah Glickman Re: Amendment to Offer of Employment of 8/27/2020 Dear Sarah: This letter amends the offer letter previously signed by you, dated August 27, 2020 (the “Offer Letter”), to modify certain terms with respect to cash severance payable in the event of any Involuntary Termination. Except as specifically set forth below, all provisions of the Offer Letter will remain in full force and effect and all capitalized terms used herein that are not otherwise defined will have the meanings in the Offer Letter. Section 1.2(a) in the Offer Letter under the header “Termination and Severance” will be amended and replaced in its entirety with the following language: “Cash Severance. You shall receive, following the Termination Date, a lump sum cash amount (less all applicable withholdings) equal to the sum of (i) the product of (x) twelve (12), if the termination date is during the initial 12 months of employment, or six (6) if the termination date is after such initial 12 month period, and (y) your monthly Base Salary rate as then in effect, (ii) an amount equal to the product of (x) 100%, if the termination date is during the initial 12 months of employment, or 50% if the termination date is after such initial 12 month period and (y) your annual Bonus target for the calendar year during which the termination occurs, calculated based on the Bonus that would be paid to you if your employment had not terminated and if all performance-based milestones were achieved at the 100% level by both Company and you, such Bonus to be, solely for the purpose of defining Severance Benefits, and (iii) all Bonus amounts earned for completed performance periods prior to the Termination Date but which otherwise remain unpaid as of the Termination Date.” [Signature Page Follows] DocuSign Envelope ID: C885598A-F176-4D80-A492-D5973A51EEA2

[Signature Page to Amendment of Offer Letter] I have read and accept this amendment to the Offer Letter: By :__________________________ Date : _______________________ Sarah Glickman Acknowledged and Agreed: CRITEO CORP By: ___________________________ Ryan Damon DocuSign Envelope ID: C885598A-F176-4D80-A492-D5973A51EEA2 2021-04-01 2021-04-01